UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2008

CastlePoint Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-33374	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Hall, 11 Victoria Street, Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(441) 294-6409

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Tower Group, Inc. (“Tower”) and CastlePoint Holdings, Ltd. (“CastlePoint”) have agreed to enter into an Agreement and Plan of Merger whereby Tower would acquire all the issued and outstanding shares of CastlePoint.

Under the terms of the agreement, CastlePoint shareholders (other than Tower) will receive 0.47 shares of Tower common stock and cash consideration of $1.83 for each share of CastlePoint common stock.  The exchange ratio is subject to adjustment based on Tower’s volume weighted average price per share during a 15 day trading window prior to closing, and will be fixed at 0.47 if the average price of Tower stock during such period is equal to or greater than $20.00 and equal to or less than $26.00.  If the average stock price during such period is greater than $26.00, the exchange ratio will be adjusted downward to provide CastlePoint shareholders with a fixed value per share of $14.05 (including $1.83 of cash per share).  If the average stock price during such period is less than $20.00 but equal to or more than $17.50, the exchange ratio will be adjusted upward to provide CastlePoint shareholders with a fixed value per share of $11.23 (including $1.83 of cash per share).  However, if Tower’s average stock price during such period falls below $17.50, the exchange ratio will be fixed at 0.5357, and CastlePoint will have the right, for a limited period, to terminate the agreement, unless Tower elects to add Tower shares or cash to provide CastlePoint shareholders with a value per share of $11.23 (including the amount in cash per share).

The acquisition is not expected to require any external financing.

The terms of the agreement were negotiated by the special committees of each board consisting entirely of independent directors who retained their own independent advisers and were approved by the boards of directors of both companies after the unanimous recommendation of the independent special committee of each company, respectively. The transaction will not require any external financing.  Tower currently owns approximately 6.7% of the outstanding shares of CastlePoint and has agreed to vote all of its shares in favor of the transaction.

The transaction is expected to close in December 2008, subject to customary closing conditions, including the approval by Tower and CastlePoint shareholders, and receipt of certain regulatory approvals.

Since the laws of Bermuda, where CastlePoint is incorporated, do not provide for merger, Tower will form a Delaware subsidiary which will then combine with CastlePoint.  The form of combination will be a merger for purposes of Delaware corporation law and an amalgamation for purposes of Bermuda law.  The Delaware subsidiary will be the surviving company and will become a direct subsidiary of Tower. Following the acquisition, Tower will continue to trade on NASDAQ under Tower’s existing ticker symbol TWGP and CastlePoint will be delisted.     The existing independent CastlePoint directors will then become directors of Tower.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 5, 2008, CastlePoint Holdings, Ltd. jointly with Tower Group, Inc. issued a press release entitled “Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.” That press release disclosed that CastlePoint Holdings, Ltd.’s diluted operating earnings for the second quarter 2008 will be approximately 13.2 million or $0.35 per diluted share, and that it will take an other than temporary impairment charge for investments of approximately $3.4 million or $0.09 per share.

Note on Non-GAAP Financial Measures:  Operating income excludes net realized gains (losses) and unrealized gains (losses) included in net investment income.  Operating income, operating earnings per share, and operating return on average equity are common performance measurements for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.  Additionally, these are key internal management performance measures.

ITEM 8.01     OTHER EVENTS.

On August 5, 2008, CastlePoint Holdings, Ltd. jointly with Tower Group, Inc issued a press release entitled “Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.” in which, inter alia, they announced that the two companies have agreed to enter into a definitive agreement and plan of merger, announced that a webcast will be held on August 5, 2008 at 10:00 AM (eastern time) to discuss the merger and addressed earnings guidance for both Tower Group, Inc. and CastlePoint Holdings, Ltd. The press release also discusses potential acquisitions being jointly contemplated by CastlePoint and Tower.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1:       Press release entitled "Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.”

Exhibit 99.2:       Investor presentation slides to be discussed during the webcast

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint and Tower Group, Inc. (“Tower”) may include forward-looking statements that reflect CastlePoint’s and Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of CastlePoint, Tower, and the combined company to differ materially from those indicated in these statements. The following factors, among others, could cause or contribute to such material differences:  the ability to obtain governmental approvals or rulings on or regarding the transaction on the proposed terms and schedule; the failure of the shareholders of CastlePoint or the stockholders of Tower to approve the amalgamation; the failure to satisfy the closing conditions to the transaction; the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risk that the revenue opportunities, cost savings and other anticipated synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the amalgamation making it difficult to maintain relationships with customers, employees, brokers and managing general agents1; the risk that the U.S. or Bermuda tax authorities may view the tax treatment of merger and/or the other transactions contemplated by the merger agreement differently from CastlePoint and Tower’s tax advisors; costs relating to the transaction; ineffectiveness or obsolescence of the business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than the underwriting, reserving or investment practices of CastlePoint or Tower anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of CastlePoint and Tower 's investments; changes in regulations or laws applicable to CastlePoint, Tower and their respective subsidiaries, brokers or customers, including tax laws in Bermuda and the United States; acceptance of products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint's or Tower’s reinsurers to pay claims timely or at all; decreased demand for CastlePoint or Tower’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures in the insurance and reinsurance sectors; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint and Tower’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and neither CastlePoint nor Tower undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Important Information About the Proposed Transaction and Where to Find It:

This communication is being made in connection with the proposed business combination involving CastlePoint and Tower.  In connection with the proposed transaction, CastlePoint and Tower will file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITY HOLDERS OF CASTLEPOINT AND TOWER ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus and any other relevant documents filed with the SEC by CastlePoint and Tower, free of charge, through the website maintained by the SEC at www.sec.gov.  In addition, copies of the definitive proxy statement/prospectus and any other relevant documents filed with the SEC by CastlePoint may be obtained, free of charge, from CastlePoint by directing a request to:

CastlePoint Holdings, Ltd.,

Victoria Hall

11 Victoria Street

Hamilton HM 11 Bermuda

Joel Weiner, Senior Vice President and

            SChief Financial Officer, 441-294-6400

info@CastlePoint.bm

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation:

CastlePoint, Tower and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding CastlePoint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 31, 2008, and its proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on April 29, 2008. Information regarding Tower’s directors and executive officers is available in Tower’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 14, 2008, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 11, 2008.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and any other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CastlePoint Holdings, Ltd.

Date:	August 5, 2008

/s/ Joel S. Weiner
Senior Vice-president and Chief Financial Officer

Exhibit index

Exhibit 99.1:       Press release dated August 5, 2008 entitled "Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.”

Exhibit 99.2:       Investor presentation slides to be discussed during the webcast

Exhibit 99.3:       Form of letter to CastlePoint customers, clients, and producers

Exhibit 99.4:       Form of letter to CastlePoint employees